EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Unitholders of Valero Energy Partners LP and
the Board of Directors of Valero Energy Partners GP LLC
We have audited the accompanying combined balance sheet of the Texas Crude Systems Business as of December 31, 2013, and the related combined statements of income, changes in net investment, and cash flows for the year then ended. These combined financial statements are the responsibility of the Texas Crude Systems Business’s management. Our responsibility is to express an opinion on these combined financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Texas Crude Systems Business as of December 31, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP

San Antonio, Texas
July 25, 2014

TEXAS CRUDE SYSTEMS BUSINESS
COMBINED BALANCE SHEETS
(In Thousands)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Cash and cash equivalents	$—	$—
Total current assets	—	—
Property and equipment, at cost	93,102	92,785
Accumulated depreciation	(12,475)	(11,637)
Property and equipment, net	80,627	81,148
Total assets	$80,627	$81,148
LIABILITIES AND NET INVESTMENT
Long-term deferred income taxes	$163	$127
Other long-term liabilities	377	448
Total liabilities	540	575
Commitments and contingencies
Net investment	80,087	80,573
Total liabilities and net investment	$80,627	$81,148
See Notes to Combined Financial Statements.

TEXAS CRUDE SYSTEMS BUSINESS
COMBINED STATEMENTS OF INCOME
(In Thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Operating revenues – related party	$7,958	$6,515	$30,456
Costs and expenses:
Operating expenses	1,902	1,789	7,454
General and administrative expenses	437	394	1,717
Depreciation expense	843	773	3,183
Total costs and expenses	3,182	2,956	12,354
Operating income	4,776	3,559	18,102
Other income, net	18	—	—
Income before income taxes	4,794	3,559	18,102
Income tax expense	67	36	247
Net income	$4,727	$3,523	$17,855
See Notes to Combined Financial Statements.

TEXAS CRUDE SYSTEMS BUSINESS
COMBINED STATEMENTS OF CHANGES IN NET INVESTMENT
(In Thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Balance as of beginning of period	$80,573	$75,891	$75,891
Net income	4,727	3,523	17,855
Net transfers to Valero	(5,213)	(1,533)	(13,173)
Balance as of end of period	$80,087	$77,881	$80,573
See Notes to Combined Financial Statements.

TEXAS CRUDE SYSTEMS BUSINESS
COMBINED STATEMENTS OF CASH FLOWS
(In Thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Cash flows from operating activities:
Net income	$4,727	$3,523	$17,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	843	773	3,183
Deferred income tax expense	36	—	127
Decrease in other long-term liabilities	(76)	(1)	(17)
Net cash provided by operating activities	5,530	4,295	21,148
Cash flows from investing activities:
Capital expenditures	(257)	(2,618)	(8,063)
Proceeds from dispositions of property and equipment	—	—	8
Net cash used in investing activities	(257)	(2,618)	(8,055)
Cash flows from financing activities:
Net transfers to Valero	(5,273)	(1,677)	(13,093)
Net cash used in financing activities	(5,273)	(1,677)	(13,093)
Net change in cash and cash equivalents	—	—	—
Cash and cash equivalents at beginning of period	—	—	—
Cash and cash equivalents at end of period	$—	$—	$—
See Notes to Combined Financial Statements.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS

1.	BUSINESS AND BASIS OF PRESENTATION
Business
References in this report to “we,” “us,” or “our” refer to Texas Crude Systems Business as described below. References in this report to the “Partnership,” refer to Valero Energy Partners LP, one or more of its consolidated subsidiaries, or all of them taken as a whole. References in this report to “Valero” refer collectively to Valero Energy Corporation and its subsidiaries, other than Valero Energy Partners LP, any of its subsidiaries, or its general partner.
Effective July 1, 2014, the Partnership entered into a Purchase and Sale Agreement with certain subsidiaries of Valero to acquire the Texas Crude Systems Business (the Acquisition) for total cash consideration of $154.0 million. In connection with the Acquisition, the Partnership entered into various commercial agreements with Valero regarding transportation and terminaling services to be provided by the Partnership to Valero with respect to the crude oil and products systems described below, and the Partnership amended and restated its omnibus agreement with Valero. In addition, our general partner entered into an amended services and secondment agreement with Valero.
The Texas Crude Systems Business is engaged in the business of transporting, terminaling, and storing crude oil and refined petroleum products through various pipeline and terminal systems. The Texas Crude Systems Business consists of:

•
McKee Crude System. The McKee Crude System is a crude oil system that supports Valero’s McKee refinery located in Sunray, Texas. The system has a throughput capacity of 72,000 barrels per day and consists of more than 200 miles of pipelines, 20 crude oil truck unloading sites with lease automatic custody transfer units, and approximately 240,000 barrels of storage capacity.

•
Three Rivers Crude System. The Three Rivers Crude System, located in the Eagle Ford shale region in South Texas, consists of 11 crude oil truck unloading sites with lease automatic custody transfer units and a 1-mile, 12-inch pipeline with a capacity of 110,000 barrels per day. The system delivers crude oil received from the truck unloading sites and pipeline connections to tanks at Valero’s Three Rivers refinery. The system also receives locally produced crude oil via connections to the Harvest Arrowhead pipeline system and the Plains Gardendale pipeline for processing at the Three Rivers refinery or for shipment through third-party pipelines to Valero’s two refineries in Corpus Christi, Texas.

•
Wynnewood Products System. The Wynnewood Products System is the primary distribution outlet for Valero’s Ardmore Refinery in Ardmore, Oklahoma. The Wynnewood Products System consists of a 30‑mile, 12‑inch refined petroleum products pipeline with 90,000 barrels per day of capacity and two tanks with a total of 180,000 barrels of storage capacity. The system connects Valero’s Ardmore refinery to the Magellan refined products pipeline system.

We generate revenues by charging fees for transporting crude oil and refined petroleum products through our pipelines and for terminaling crude oil and storing refined petroleum products. Because we do not take ownership of or receive any payments based on the value of the crude oil or refined petroleum products that we handle and do not engage in the trading of any commodities, we have no direct exposure to commodity price fluctuations. Our operations consist of one reportable segment.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Basis of Presentation
These financial statements were derived from the consolidated financial statements and accounting records of Valero. These financial statements reflect the combined historical financial position, results of operations, and cash flows of the Texas Crude Systems Business that are owned by direct and indirect wholly owned subsidiaries of Valero, including an allocable portion of Valero’s corporate costs.
These financial statements are presented as if the operations of the Texas Crude Systems Business had been combined for all periods presented. There were no transactions among the operations of the Texas Crude Systems Business; therefore, there were no intercompany transactions or accounts to be eliminated in connection with the combination of these operations. The assets and liabilities in the combined balance sheets have been reflected on a historical cost basis as all of the assets and liabilities presented are wholly owned by Valero and will be transferred within Valero’s consolidated group. The combined statements of income also include expense allocations for certain corporate functions historically performed by Valero and not allocated to the Texas Crude Systems Business, including allocations of general corporate expenses related to executive oversight, accounting, treasury, tax, legal, procurement, information technology, and engineering. These allocations were based primarily on specific identification of time and/or activities associated with the Texas Crude Systems Business, employee headcount, or capital expenditures. Our management believes the assumptions underlying the financial statements, including the assumptions regarding the allocation of general corporate expenses from Valero, are reasonable. Nevertheless, the financial statements may not include all of the expenses that would have been incurred had we been a stand-alone company during the periods presented and may not reflect our financial position, results of operations, and cash flows had we been a stand-alone company during the periods presented.

Valero uses a centralized approach to the cash management and financing of its operations. We transfer cash to Valero daily and Valero funds our operating and investing activities as needed. Accordingly, cash held by Valero at the corporate level was not allocated to us for any of the periods presented. We reflected transfers of cash to and from Valero’s cash management system as a component of net investment on our combined balance sheets, and these net transfers of cash are reflected as a financing activity in our combined statements of cash flows. We have also not included any interest income on the net cash transfers to Valero.

The financial statements as of March 31, 2014, and for the three months ended March 31, 2014 and 2013, included herein, are unaudited. These financial statements include all known accruals and adjustments necessary, in the opinion of management, for a fair presentation of the combined financial position of the Texas Crude Systems Business and its results of operations and cash flows for the interim periods. Unless otherwise specified, all such adjustments are of a normal and recurring nature. The results of operations for the three months ended March 31, 2014 are not necessarily indicative of the results to be expected for the year ending December 31, 2014.

We have evaluated events that occurred after March 31, 2014 through the date the audited financial statements were issued. Any material subsequent events that occurred during this time have been properly recognized or disclosed in these financial statements.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Net Investment
Net investment represents Valero’s historical investment in us, our accumulated net earnings after taxes, and the net effect of transactions with, and allocations from, Valero.
Use of Estimates
The preparation of financial statements in conformity with United States (U.S.) generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. On an ongoing basis, we review our estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.
Property and Equipment
The cost of property and equipment purchased or constructed, including betterments of property assets, is capitalized. However, the cost of repairs and normal maintenance of property and equipment is expensed when incurred. Betterments of property and equipment are those that extend the useful lives of the property and equipment or improve the safety of our operations. The cost of property and equipment constructed includes certain overhead costs allocable to the construction activities.
When property and equipment are retired or replaced, the cost and related accumulated depreciation are eliminated, with any gain or loss reflected in depreciation expense, unless such amounts are reported separately due to materiality.
Depreciation of property and equipment is recorded on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the related asset.
Impairment of Assets
Long-lived assets, which include property and equipment, are tested for recoverability whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. A long-lived asset is not recoverable if its carrying amount exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If a long-lived asset is not recoverable, an impairment loss is recognized for the amount by which the carrying amount of the long-lived asset exceeds its fair value, with fair value determined based on discounted estimated net cash flows or other appropriate methods.
Asset Retirement Obligations
We record a liability, which is referred to as an asset retirement obligation, at fair value for the estimated cost to retire a tangible long-lived asset at the time we incur that liability, which is generally when the asset is purchased, constructed, or leased. We record the liability when we have a legal obligation to incur costs to retire the asset and when a reasonable estimate of the fair value of the liability can be made. If a reasonable estimate cannot be made at the time the liability is incurred, we record the liability when sufficient information is available to estimate the liability’s fair value.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Environmental Matters
Liabilities for future remediation costs are recorded when environmental assessments and/or remedial efforts are probable and the costs can be reasonably estimated. Other than for assessments, the timing and magnitude of these accruals generally are based on the completion of investigations or other studies or a commitment to a formal plan of action. Amounts recorded for environmental liabilities have not been reduced by possible recoveries from third parties and have not been measured on a discounted basis.
Revenue Recognition
Revenues are recognized for the transportation of crude oil and refined petroleum products based on the delivery of actual volumes transported at agreed-upon rates. Revenues are recognized for crude oil terminaling based on agreed-upon rates related to actual throughput volumes. Revenues are recognized for the storage of refined products based on a fixed monthly fee.
Employee Benefit Plans
The employees supporting our operations are employees of Valero. Their payroll costs and employee benefit plan costs are charged to us by Valero. Valero sponsors various employee pension and postretirement health and life insurance plans. For purposes of these financial statements, we are considered to be participating in multiemployer benefit plans of Valero. As a participant in multiemployer benefit plans, we recognize as expense in each period an allocation from Valero, and we do not recognize any employee benefit plan assets or liabilities. While we are considered to participate in multiemployer plans of Valero for the purposes of presenting these financial statements, those benefit plans are not technically multiemployer plans. Therefore, we have not included the disclosures required for multiemployer plans.
Income Taxes
Income taxes are accounted for under the asset and liability method, as if we were a separate taxpayer rather than a member of Valero’s consolidated tax return. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred amounts are measured using enacted tax rates expected to apply to taxable income in the year those temporary differences are expected to be recovered or settled.
Our taxable income was included in the consolidated U.S. federal income tax returns of Valero and in certain consolidated state income tax returns. Following the Acquisition, our operations will be treated as a partnership for federal and state income tax purposes, with each partner being separately taxed on its share of the taxable income. Therefore, we have excluded income taxes from these financial statements, except for certain states that tax partnerships.
We classify any interest expense and penalties related to the underpayment of income taxes in income tax expense.
Comprehensive Income
We have not reported comprehensive income due to the absence of items of other comprehensive income in the periods presented.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Financial Instruments
We did not own financial instruments during the periods presented.
Net Income per Unit
During the periods presented, we were wholly owned by Valero. Accordingly, we have not presented net income per unit.

3.	RELATED-PARTY TRANSACTIONS
We are part of the consolidated operations of Valero and all of our revenues were derived from transactions with Valero. We provided crude oil and refined petroleum products pipeline transportation, terminaling, and storage services to Valero. The rates used for these revenue transactions may be materially different than rates we might have received had they been transacted with third parties.
Valero also provided substantial labor and overhead support to us related to Valero employees for their operation of business and management oversight of our day-to-day operations. Employee benefit expenses such as medical insurance, life insurance, and employee benefit plan expenses, including stock-based compensation, were allocated to us based on Valero’s determination of actual costs attributable to employees who provide services to us and were recorded as components of operating expenses and general and administrative expenses. As discussed in Note 1, Valero also charged us for certain corporate functions performed on our behalf that were recorded as general and administrative expenses. Allocations for general and administrative services included such items as executive oversight, accounting, treasury, tax, legal, procurement, information technology, and engineering. These allocations were based primarily on specific identification of time and/or activities associated with the Texas Crude Systems Business, employee headcount, or capital expenditures.
Our management believes the charges allocated to us are a reasonable reflection of the utilization of services provided. However, those allocations may not fully reflect the expenses that would have been incurred had we been a stand-alone company during the periods presented and cannot be presumed to be carried out on an arm’s-length basis as the requisite conditions of competitive, free-market dealings may not exist.
The following table reflects significant transactions with Valero (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Operating revenues – related party	$7,958	$6,515	$30,456
Operating expenses	510	470	2,005
General and administrative expenses	437	394	1,717
For purposes of these financial statements, payables and receivables related to transactions between us and Valero are included as a component of net investment on our combined balance sheets.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Net Investment
The following is a reconciliation of the amounts presented as net transfers to Valero on our statements of net investment and statements of cash flows (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Net transfers to Valero per statements of changes in net investment	$(5,213)	$(1,533)	$(13,173)
Less: Noncash transfers from (to) Valero	60	144	(80)
Net transfers to Valero per statements of cash flows	$(5,273)	$(1,677)	$(13,093)
Noncash transfers primarily represent the change in amounts accrued for capital expenditures as we do not reflect capital expenditures in our statements of cash flows until such amounts are paid. For the year ended December 31, 2013, noncash transfers also included property and equipment transferred from Valero to us.
Concentration Risk
Our revenues were derived solely from Valero. Therefore, we are subject to the business risks associated with Valero’s business.

4.	PROPERTY AND EQUIPMENT
Major classes of property and equipment consisted of the following (in thousands):

	March 31, 2014	December 31, 2013
	(Unaudited)
Pipelines and related assets	$35,763	$35,692
Terminals and related assets	51,087	51,087
Other	3,795	3,729
Land	1,584	1,584
Construction-in-progress	873	693
Property and equipment, at cost	93,102	92,785
Accumulated depreciation	(12,475)	(11,637)
Property and equipment, net	$80,627	$81,148

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

5.	OTHER LONG-TERM LIABILITIES
Asset Retirement Obligations
We have asset retirement obligations with respect to certain of our crude oil pipelines, terminals, and related assets, that we are required to perform under law or contract once the asset is retired from service, and we have recognized obligations to restore certain leased properties to substantially the same condition as when such property was delivered to us or to its improved condition as prescribed by the lease agreements. With respect to property and equipment related to our refined petroleum products operations, it is our practice and current intent to maintain these assets and continue to make improvements to these assets as long as supply and demand for refined petroleum products exists. As a result, we believe that these assets have indeterminate lives for purposes of estimating asset retirement obligations because dates or ranges of dates upon which we would retire these assets cannot reasonably be estimated at this time; therefore, no asset retirement obligations have been recorded for these assets as of March 31, 2014 and December 31, 2013. We will recognize a liability at such time when sufficient information exists to estimate a range of potential settlement dates that is needed to employ a present value technique to estimate fair value.
Changes in our asset retirement obligations were as follows (in thousands):

	March 31, 2014	December 31, 2013

	(Unaudited)
Balance as of beginning of period	$372	$353
Accretion expense	5	19
Balance as of end of period	$377	$372
We do not expect any short-term spending and, as a result, there is no current liability reported for asset retirement obligations as of March 31, 2014 and December 31, 2013. Accretion expense is reflected in depreciation expense.
There are no assets that are legally restricted for purposes of settling our asset retirement obligations.
Accrued Environmental Costs
We had no accrued environmental costs as of March 31, 2014. We had accrued environmental costs of $76,000 as of December 31, 2013 related to oversight costs for the cleanup at a terminal location.
6.    COMMITMENTS AND CONTINGENCIES
Operating Leases
We have long-term operating lease commitments primarily for land used in the transportation and terminaling of crude oil at our McKee Crude System. We expect that, in the normal course of business, our leases will be renewed or replaced by other leases.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

As of December 31, 2013, our future minimum rentals for leases having initial or remaining noncancelable lease terms in excess of one year were as follows (in thousands):

2014	$3
2015	3
2016	3
2017	3
2018	3
Thereafter	48
Total minimum rental payments	$63
Rental expense for all operating leases was $4,000 and $6,000 for the three months ended March 31, 2014 and 2013, respectively, and $24,000 for the year ended December 31, 2013.
Litigation Matters
From time to time, we are party to claims and legal proceedings arising in the ordinary course of business. We also may be required by existing laws and regulations to report the release of hazardous substances and begin a remediation study. We have not recorded a loss contingency liability as there are no matters for which we have determined that a loss has been incurred. We re-evaluate and update our loss contingency liabilities as matters progress over time, and we believe that any changes to the recorded liabilities will not be material to our financial position, results of operations, or liquidity.

7.	INCOME TAXES
Components of income tax expense were as follows (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Current U.S. state	$31	$36	$120
Deferred U.S. state	36	—	127
Income tax expense	$67	$36	$247
Our income tax expense results from state laws that apply to entities organized as partnerships, primarily in the state of Texas. The difference between income tax expense recorded by us and income taxes computed by applying the statutory federal income tax rate (35% for all periods presented) to income before income tax expense is due to the fact that the majority of our income is not subject to federal income tax as described above.
The tax effects of significant temporary differences representing deferred income tax liabilities related to property and equipment resulting from a change in the law during the second quarter of 2013 with respect to the Texas margin tax, which allows certain pipeline entities to take higher deductions for purposes of computing Texas margin tax.

TEXAS CRUDE SYSTEMS BUSINESS
NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

As of March 31, 2014 and December 31, 2013, we had no liability reported for unrecognized tax benefits. We did not have any interest or penalties related to income taxes during the three months ended March 31, 2014 and 2013, and the year ended December 31, 2013.

8.	EMPLOYEE BENEFIT PLANS
Pension and Retirement Savings Plans
Employees of Valero who directly or indirectly support our operations participate in the pension, postretirement health and life insurance, and defined contribution benefit plans sponsored by Valero. Costs associated with these benefit plans were included in the costs allocated to us from Valero and were included in operating expenses or general and administrative expenses, depending on the nature of the employee’s role in our operations.
Stock-based Compensation
We do not have any stock compensation plans. Eligible Valero employees that supported our operations participated in Valero’s 2011 Omnibus Stock Incentive Plan (the OSIP), which authorizes the grant of various stock and stock-based awards. Awards available under the OSIP include options to purchase shares of common stock of Valero, performance awards that vest upon the achievement of an objective performance goal, stock appreciation rights, and restricted stock that vests over a period determined by Valero’s compensation committee. Prior to the approval of the OSIP by Valero’s stockholders, most of the equity awards granted to our employees were made under Valero’s 2005 Omnibus Stock Incentive Plan and 2003 Employee Stock Incentive Plan. Certain Valero employees supporting our operations were historically granted these types of awards. Stock-based compensation costs were allocated to us from Valero and were included in operating expenses and general and administrative expenses.
Summary of Employee Benefit Plan Costs
Our share of pension and postretirement costs, defined contribution plan costs, and stock-based compensation costs was as follows (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2014	2013	2013
	(Unaudited)
Pension and postretirement costs	$32	$67	$249
Defined contribution plan costs	29	25	92
Stock-based compensation costs	2	2	38